FORM OF ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT ("Agreement") made as of September __, 1999 by and between X.COM FUNDS, a business trust organized under the laws of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of each of the separate series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Fund" and collectively, the "Funds");

     WHEREAS, pursuant to an Investment Advisory Agreement between the Trust and X.com Asset Management, Inc (the "Adviser"), dated September __, 1999, the Adviser has agreed to provide or procure administrative services for the Trust; and

     WHEREAS,  the  Adviser  desires  to  retain  the  Bank  to  render  certain administrative services to the Trust, the Bank is willing to render such services, and the Trust desires to approve the Bank's appointment as administrator.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints the Bank to act as Administrator of the Trust on the terms set forth in this Agreement, and the Trust hereby approves such appointment. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. The Trust has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and each of its Funds and approving this Agreement;

          (b) The Trust's formation documents filed with the State of Delaware on June 6, 1999 and all amendments thereto (the "Articles");

          (c) The Trust's by-laws and all amendments thereto (the "By-Laws");

          (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Trust's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 as amended, (the "1933 Act") and under the 1940 Act and all amendments thereto; and

          (f) The Trust's most recent definitive prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed reasonable, necessary and appropriate for the Bank to request in the proper performance of its duties hereunder.

     The Trust will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing.

     Furthermore, either party will notify the other as soon as reasonably practicable of any matter which may materially affect the performance its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, the Bank, as Administrator, will conduct and perform various aspects of the Trust's administrative operations described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended as agreed to in writing by both parties.

     In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1933 Act, the Securities and Exchange Act of 1934, as amended and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments, except as such problem relates to the services required to be provided by the Bank under this Agreement.

4.   Duties of the Trust.

          (a) The Trust is solely responsible (through its transfer agent or otherwise) for (i) providing accurate daily reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Trust agrees to make its legal counsel reasonably available to the Bank for advice with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

5.   Fees and Expenses.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Adviser will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated in the fee schedule), or other expenses of the Bank with the prior approval of the Trust's management for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Trust.

6.   Limitation of Liability.

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any third party in connection with the performance of the Bank's obligations and duties under this Agreement, except a loss resulting from willful misconduct, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

          (b) The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Trust, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; except for any claim, demand, action or suit resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties, or by reason of its reckless disregard thereof.

          (c) The Adviser will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit arising out of the actions or omissions of the Adviser, except for any claim, demand, action or suit resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties, or by reason of its reckless disregard thereof.

          (c) The Bank will indemnify each of the Trust and the Advisor, and its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties under this Agreement, or by reason of the Bank's reckless disregard thereof.

          (d) The Bank may apply to the Trust or the Adviser at any time for written instructions and may consult counsel for the Trust or the Adviser, and with accountants and other experts employed by the Trust or Adviser with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such written instruction, or with the written opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust or Adviser until receipt of written notice thereof has been received by the Bank.

          (e) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Trust or Adviser for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

          (f) The Bank represents that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance"). The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of which it becomes aware that impact the Bank's services hereunder.

     The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder. The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of any third-party provider of which it becomes aware that impacts the Bank's services hereunder.

          (g) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7.       Termination of Agreement.

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may immediately terminate this Agreement prior to the expiration of the Initial Term (x) in the event the other party violates any material provision of this Agreement or is unable to continue to fulfill its obligation and duties under the Agreement; provided that a violating party shall for its first material violation of this Agreement have the opportunity to cure such violation within forty-five (45) days of receipt of written notice from the non-violating party of such violation, or (y) after the second anniversary hereof, upon ninety (90) days written notice to the other party.

               (ii) Either party may terminate this Agreement during any Renewal Term upon sixty (60) days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such sixty (60) days, provided, however, that the effective date of such termination may be postponed, at the request of the Trust, to a date not more than one hundred twenty (120) days after delivery of the written notice in order to give the Trust an opportunity to make suitable arrangements for a successor administrator.

          (b) The Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator. At all times such records shall be the property of the Trust.

8.   Miscellaneous.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Trust:

                    X.com Funds
                    394 University Avenue
                    Palo Alto, CA 94301
                    Attention:  John T. Story
                    Facsimile:  (650) 833-5470
                    With a copy to:  David J. Harris, Dechert Price & Rhoads
                    Facsimile:  (202) 261-3333

                  To the Adviser:

                    X.com Asset Management, Inc.
                    394 University Avenue
                    Palo Alto, CA 94301
                    Attention:  John T. Story
                    Facsimile:  (650) 833-5470
                    With a copy to:  David J. Harris, Dechert Price & Rhoads
                    Facsimile:  (202) 261-3333

                  To the Bank:

                    Investors Bank & Trust Company
                    200 Clarendon Street, P.O. Box 9130
                    Boston, MA  02117-9130
                    Attention:  Paula A. Lordi, Director, Client Management
                    Facsimile:  (617) 330-6033
                    With a copy to:  Andrew S. Josef, Assistant General Counsel
                    Facsimile:  (617) 351-4314

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. Use of Name. The Trust shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed. The Bank shall not use the name of the Trust or any of its affiliates in any sales literature or other material relating to the Bank and its services in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                                X.COM FUNDS


                                                By:
                                                     ---------------------------
                                                Name:
                                                Title:



                                                X.COM ASSET MANAGEMENT, INC.


                                                By:
                                                     ---------------------------
                                                Name:
                                                Title:



                                                INVESTORS BANK & TRUST COMPANY


                                                By:
                                                     ---------------------------
                                                Name:
                                                Title:

                                   APPENDICES


 Appendix A....................................................... Funds

 Appendix B....................................................... Services

 Appendix C....................................................... Fee Schedule

                                                                      Appendix A

                              FUNDS OF X.COM FUNDS


         1)       X.com Premier S&P 500 Fund

         2)       X.com U.S.A. Bond Fund

         3)       X.com U.S.A. Money Market Fund




September ___, 1999
Date


X.com Funds                                       Investors Bank & Trust Company


------------------------------------              ------------------------------
Signed                                            Signed

                                                                      Appendix B

                                    SERVICES

Function          X.COM                Suggested Fund Auditor or
                                                                                                                 Counsel
----------------------------------   ------------------------------   -----------------------------  ------------------------------

----------------------------------
      MANAGEMENT REPORTING
    & TREASURY ADMINISTRATION
----------------------------------

Monitor portfolio compliance in      Perform tests of certain         Oversee BGI's continuous       A/C - Provide consultation as
accordance with the current          specific portfolio activity      monitoring of portfolio        needed on compliance issues.
Prospectus and SAI.                  designed from provisions of      activity and Fund
                                     the Fund's Prospectus and        operations in conjunction
Frequency:  Bi-monthly               SAI.  Follow-up on potential     with 1940 Act, Prospectus,
                                     violations.                      SAI and any other
                                                                      applicable laws and
                                                                      regulations.  Monitor
                                                                      testing results and approve
                                                                      resolution of compliance
                                                                      issues.

Provide compliance summary           Provide a report of              Review report.                 A/C - Provide consultation as
package.                             compliance testing results.                                     needed.

Frequency:  Monthly

Perform asset diversification        Perform asset                    Oversee BGI's continuous       A - Provide consultation as
testing to establish                 diversification tests at         monitoring of portfolio        needed in establishing
qualification as a RIC.              each tax quarter end.            activity in conjunction        positions to be taken in tax
                                     Follow-up on issues.             with IRS requirements.         treatment of particular issues.
Frequency:  Quarterly                                                 Review test results and        Review quarter end tests on a
                                                                      take any necessary action.     current basis.
                                                                      Approve tax positions taken.

Perform qualifying income            Perform qualifying income        Oversee BGI's continuous       A- Consult as needed on tax
testing to establish                 testing (on book basis           monitoring of portfolio        accounting positions to be
qualification as a RIC.              income, unless material          activity in conjunction        taken.  Review in conjunction
                                     differences are anticipated)     with IRS requirements.         with year-end audit.
Frequency:  Quarterly                on quarterly basis and as        Review test results and
                                     may otherwise be                 take any necessary action.
                                     necessary.   Follow-up on        Approve tax positions taken.
                                     issues.

Prepare the Fund's annual            Prepare preliminary expense      Provide asset level
expense budget.  Establish daily     budget.  Notify fund             projections.  Approve
accruals.                            accounting of new accrual        expense budget.
                                     rates.
Frequency:  Annually

Monitor the Fund's expense           Monitor actual expenses          Provide asset level            C/A - Provide consultation as
budget.                              updating budgets/ expense        projections quarterly.         requested.
                                     accruals.                        Provide vendor information
Frequency:  Quarterly                                                 as necessary.  Review
                                                                      expense analysis and
                                                                      approve budget revisions.

Receive and coordinate payment       Propose allocations of           Approve invoices and
of fund expenses.                    invoice among Funds and          allocations of payments.
                                     obtain authorized approval       Send invoices to IBT in a
Frequency:  As  necessary            to process payment.              timely manner.

Calculate periodic dividend          Calculate amounts available      Establish and maintain         C -  Review dividend
rates and capital gains              for distribution.                dividend and distribution      resolutions in conjunction with
distributions to be declared in      Coordinate review by             policies.  Approve             Board approval.
accordance with management           management and/or auditors.      distribution rates per
guidelines.                          Notify custody and transfer      share and aggregate            A - Review and concur with
                                     agent of authorized dividend     amounts.  Obtain Board         proposed distributions, annual
Frequency:  Quarterly/Annually       rates in accordance with         approval when required.        and excise only.
                                     Board approved policy.
                                     Report dividends to Board as
                                     required.

Calculate total return               Provide total return             Review total return
information on Funds as defined      calculations.  Returns           information.
in the current Prospectus and        consist of monthly,
SAI.                                 quarterly, YTD, since
                                     inception and average annual
Frequency:  Monthly                  since inception.

Prepare responses to major           Prepare, coordinate as           Identify the services to
industry questionnaires.             necessary, and submit            which the Funds report.
                                     responses to the appropriate     Provide information as
Frequency:  As often as necessary    agency.                          requested.

Prepare disinterested trustee        Summarize amounts paid to        Provide social security
Form 1099-Misc.                      trustees during the calendar     numbers and current mailing
                                     year.  Prepare and mail Form     address for trustees.
Frequency:  Annually                 1099-Misc.                       Review and approve
                                                                      information provided for
                                                                      Form 1099-Misc.

----------------------------------
       FINANCIAL REPORTING
----------------------------------

Prepare financial information        Prepare information as           Review financial
for presentation to Fund             required.                        information.
Management and Board of
Directors.

Frequency:  As needed

Coordinate the annual audit and      Coordinate the creation of       Provide information            A - Perform audit and issue
semi-annual preparation and          templates reflecting             required to create             opinion on annual financial
printing of financial statements     client-selected standardized     templates, including report    statements.
and notes with management, fund      appearance and text of           style and graphics.
accounting and the fund auditors.    financial statements and         Approve format and text as     A/C - Review reports.
                                     footnotes.  Draft and manage     standard.  Approve
Frequency:                           production cycle.                production cycle and assist
Annually/semi-annually               Coordinate with IBT fund         in managing to the cycle.
                                     accounting the  electronic       Coordinate review and
                                     receipt of portfolio and         approval by portfolio
                                     general ledger information.      managers of portfolio
                                     Assist in resolution of          listings to be included in
                                     accounting issues.  Using        financial statements.
                                     templates, draft financial       Prepare appropriate
                                     statements, coordinate           management letter and
                                     auditor and management           coordinate production of
                                     review, and clear comments.      Management Discussion and
                                     Coordinate printing of           Analysis.  Review and
                                     reports and EDGAR conversion     approve entire report.
                                     with outside printer and         Make appropriate
                                     filing with the SEC via          representations in
                                     EDGAR.                           conjunction with audit.

----------------------------------
              LEGAL
----------------------------------

Prepare and file Form N-SAR.         Prepare form for filing.         Provide appropriate            C - Review initial filing.
                                     Obtain any necessary             responses.  Provide            A - Provide annual audit
Frequency:  Semi-annually            supporting documents.  File      applicable Exhibits to         internal control letter to
                                     with SEC via EDGAR.              attach to filing. Review       accompany the annual filing.
                                                                      and authorize filing.

Assist the preparation and           Accumulate capital stock         Review and approve capital     A/C - Review informally when
filing of Form 24f-2 Notice.         information.                     stock worksheet.               requested.

Frequency:  Annually

Respond to regulatory or auditor     Compile and provide              Coordinate with regulatory     C - Provide consultation as
examinations and requests.           documentation pursuant to        authorities and auditors to    needed.
                                     examinations, audits and         provide requested
Frequency:  As needed (at least      requests from regulators or      documentation and
annually)                            auditors.  Assist client and     resolutions to inquiries.
                                     legal counsel in resolution
                                     of regulatory and audit
                                     inquiries.


Proxy material/shareholder           Prepare drafts of proxy          Review and approve proxy.      C - Review and approve proxy.
meetings.                            material for review, file
                                     materials or coordinate
Frequency:  As needed                filing with the SEC and
                                     coordinate printing.  Assist
                                     proxy solicitation firm and
                                     prepare scripts.  Attend
                                     meeting and prepare minutes.

Prepare amendments to                Coordinate the preparation       Review and approve.            C - Review and approve filings.
Registration Statement.              and filing of post-effective
                                     amendments.  Coordinate with                                    A/C - Provide consents as
Frequency:  Annual updates           outside printers the EDGAR                                      appropriate.
(includes updating financial         conversion, filing with the
highlights, expense tables,          SEC and printing of
ratios) plus one additional          prospectus.
filing per fiscal year.

Prepare prospectus/SAI               Coordinate the preparation       Review and approve.            C - Review and approve filings.
supplements.                         and filing of prospectus and
                                     SAI supplements.  File with                                     A/C - Provide consents as
Frequency: As often as required      the SEC via EDGAR.                                              appropriate.

Prepare agenda and board             Maintain annual calendar of      Review and approve board       C - Review agenda, board
materials for quarterly board        required quarterly and           materials.                     material and board and
meetings.                            annual approvals.  Prepare                                      committee minutes.  Ensure
                                     agenda, resolutions and                                         board material contains all
Frequency: Quarterly                 other board materials for                                       required information that the
                                     quarterly board meetings.                                       members of the board must
                                     Prepare supporting                                              review and/or approve to
                                     information and materials                                       perform their duties as
                                     when necessary.  Assemble,                                      directors/trustees.
                                     check and distribute books
                                     in advance of meeting.
                                     Attend board and committee
                                     meetings and prepare minutes.

Furnish Trust officers.              Furnish appropriate              Furnish appropriate
                                     personnel as officers of the     personnel as officers of
Frequency:  As needed                Trust.                           the Trust.

Assist in updating of fidelity       Make annual filing of            Obtain required fidelity
bond insurance coverage.             fidelity bond insurance          bond insurance coverage.
                                     material with the SEC.           Monitor level of fidelity
Frequency: Annually                                                   bond insurance maintained
                                                                      in accordance with required
                                                                      coverage.

----------------------------------
               TAX
----------------------------------

Prepare income tax provisions.       Calculate investment company     Provide transaction            A - Provide consultation as
                                     taxable income, net tax          information as requested.      needed in establishing
Frequency:  Annually                 exempt interest, net capital     Approve tax accounting         positions to be taken in tax
                                     gain and spillback dividend      positions to be taken.         treatment of particular
                                     requirements. Identify           Approve provisions.  PFIC's    issues.  Perform review in
                                     book-tax accounting              to be identified at the        conjunction with the year-end
                                     differences.  Track required     Portfolio (HUB) level.         audit.
                                     information relating to
                                     accounting differences.

Calculate excise tax                 Calculate required               Provide transaction            A - Provide consultation as
distributions.                       distributions to avoid           information as requested.      needed in establishing
                                     imposition of excise tax.        Passive Foreign Investment     positions to be taken in tax
Frequency:  Annually                     - Calculate capital gain     Companies (PFICs) to be        treatment of particular
                                          net income and foreign      identified at the Portfolio    issues.  Review and concur with
                                          currency gain/loss          (HUB) level.  Approve tax      proposed distributions.
                                          through October 31.         accounting positions to be
                                         - Calculate ordinary         taken.  Review and approve
                                          income and                  all income and distribution
                                          distributions through a     calculations, including
                                          specified cut off date .    projected income and
                                         - Project ordinary           dividend shares.  Approve
                                          income from cut off         distribution rates per
                                          date to December 31.        share and aggregate
                                         - Ascertain dividend         amounts.  Obtain Board
                                          shares.                     approval when required.
                                     Identify book-tax  accounting  differences.
                                      Track  required  information  relating  to
                                      accounting differences.  Coordinate review
                                      by management  and fund  auditors.  Notify
                                      custody and transfer  agent of  authorized
                                      dividend  rates in  accordance  with Board
                                      approved policy. Report dividends to Board
                                      as required.

Prepare tax returns.                 Prepare excise and RIC tax       Review and sign tax return.    A - Review and sign tax return
                                     returns.                                                        as preparer.
Frequency:  Annually

Prepare Form 1099.                   Obtain yearly distribution       Review and approve
                                     information.  Calculate 1099     information provided for
                                     reclasses and coordinate         Form 1099.
                                     with transfer agent.
Frequency:  Annually

Prepare other year-end               Obtain yearly income             Review and approve
tax-related disclosures.             distribution                     information provided.
                                      information.  Calculate
Frequency:  Annually                 disclosures
                                      (i.e., dividend received
                                     deductions,
                                      foreign tax credits,
                                     tax-exempt
                                      income, income by
                                     jurisdiction) and
                                      coordinate with transfer
                                     agent.

----------------------------------
            BLUE SKY
----------------------------------

Maintain effective Blue Sky          Maintain records of fund         Identify states in which       C- Provide consultation as
notification filings for states      sales for client designated      filings are to be made.        needed on Blue Sky issues.
in which Fund Management intends     states via PW Blue2
to solicit sales of fund shares.     compliance system.  File         Identify exempt                C- Provide consultation on
                                     annual notification renewal      transactions to transfer       product and institutional
Frequency: On-going                  documents and annual sales       agent for appropriate          exemptions.
                                     reports.  File amendments to     exclusion from blue sky
                                     increase dollar amounts          reporting.
                                     authorized for sales by
                                     funds, based upon client
                                     instruction.  File
                                     notifications to states for
                                     new funds and/or classes,
                                     mergers and liquidations.  Provide periodic
                                     reports on state authorization  amounts and
                                     slaes  amounts.   Determine   state  filing
                                     requirements  by  using  CCH  Blue  Sky Law
                                     Reporter,    ICI    memoranda   and   state
                                     securities   commission   directives  (both
                                     written and oral).

File amendments to registration      File updated registration        Inform IBT of filings prior    C- Provide consultation as
statement with the applicable        statements, prospectus,          to SEC filing.                 needed on Blue Sky filing
state securities commissions in      SAIs, supplements thereto,                                      issues.
coordination with SEC filing.        and annual reports to
                                     shareholders upon
Frequency:  Annual updates           approval/authorization by
(includes registration               client.
statement, prospectus, SAI) plus
an additional filing per fiscal
year

                                                                      Appendix C

                                   X.Com Funds
                               Annual Fee Schedule
                             ________________, 1999

A.    Trust Accounting, Custody and Calculation of N.A.V.

     The Annual Fee for Trust Accounting, Custody and Calculation of N.A.V. for three Feeder Trusts will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.

     Annual Fee
     ----------

     Annual Fee per feeder fund
     $12,000


     For each additional class added beyond the first one class there will be an annual fee of $6,000 for the above services.


     B. Trust Administration, Compliance, Financial Statement Preparation, Legal Administration, and Blue Sky.

     The Annual Fee for Trust Administration, Financial Statement Preparation, Legal Administration, and Blue Sky for three Feeder Trusts will be charged according to the following schedule.

      Annual Fee

      Annual Fee per feeder fund
      $50,000


     For each additional class added beyond the first one class there will be an annual fee of $10,000 for the above services.

     C.   Miscellaneous

          1. Out-of-Pocket

     For purposes of this Agreement, out-of-pocket charges consist of:

         -        Telephone
         -        Ad Hoc Reporting
         -        Third Party Review
         -        Forms and Supplies
         -        Printing/Postage/Delivery
         -        Systems Development/Reports/Transmissions
         -        Equipment Rental
         -        Legal costs associated with substantial alterations of IBT's standard agreements

2.   Balance Credits

     The use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship is permitted. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

3.   Systems

     The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with X.com, other providers, etc., will be billed on a time and materials basis.

4.   Billing and Payment

     The above fees will be charged against the Funds' custodian checking account five business days after the invoice is mailed to the fund.

     All charges will be billed monthly. The fee schedule will be effective upon start-up of the Funds.